SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-RURAL CELLULAR CL A

          GAMCO INVESTORS, INC.
                       9/16/04           21,000-             *DO
                       9/03/04            2,000-            7.0800
                       9/01/04            2,000-            6.7650
                       8/27/04            1,000-            7.1500
                       8/19/04            1,000-            6.8020
                       8/12/04            1,000             7.2273
                       8/12/04            1,000-            7.1550
                       8/12/04            1,000             7.1548
                       8/12/04            1,000-            7.2275
                       8/12/04            1,000-            7.1550
                       8/11/04            1,100-            7.5382
                       7/22/04            4,000-            8.7170
                       7/21/04            4,000-            8.9173
                       7/20/04            4,000-            8.8203
          GABELLI ADVISERS, INC.
                       8/12/04            1,000-            7.3000
           GABELLI FUNDS, LLC.
               GABELLI GLOBAL OPPORTUNITY FND
                       8/12/04           14,000-            7.0120

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.